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                                                                    EXHIBIT 21.1


                         SUBSIDIARIES OF THE REGISTRANT


                                    State or Jurisdiction             Ownership
Subsidiary Name                       of Incorporation                Percentage
---------------                     ---------------------             ----------
Prize Operating Company                    Delaware                       100%

PEC (Delaware), Inc.                       Delaware                       100%

Oklahoma Gas Processing, Inc.              Delaware                       100%

Prize Energy Resources, L.P.               Delaware                       100%